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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1998, relating to the financial statements of Network Solutions, Inc., for the years ended December 31, 1996 and 1997 and for the period from March 11, 1995 to December 31, 1995 and of our report dated March 17, 1997, relating to the financial statements of Network Solutions, Inc., for the period from January 1, 1995 to March 10, 1995, which appear in such Prospectus. We also consent to the application of such reports to the Financial Statement Schedule for the years ended December 31, 1996 and 1997, the period from March 11, 1995 to December 31, 1995 and the period from January 1, 1995 to March 10, 1995 listed under Item 14(a) of Network Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.
/S/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
McLean, VA
January 4, 1999